EXHIBIT 99.2


[Logo Ernst & Young]
                            The Ernst & Young Building      Tel   61 2 9248 5555
                            321 Kent Street                 Fax   61 2 9262 6565
                            Sydney NSW 2000                 DX    Sydney Stock
                            Australia                             Exchange 10172

                            GPO Box 2646
                            Sydney NSW 2001



          Independent Auditor's Annual Servicer Compliance Certificate
                         Medallion Trust Series 2004-1G


To:  Directors of Commonwealth Bank of Australia
To:  Directors of Securitisation Advisory Services Pty Limited


SCOPE

We have reviewed Commonwealth Bank of Australia's activities for the purpose of determining its compliance with the servicing standards contained in the Master Trust Deed dated 8 October 1997, and the Medallion Trust Series 2004-1G Series Supplement (collectively the "Documents"), in relation to the Medallion Trust Series 2004-1G for the period ended 30 June 2004, in accordance with the statement by the Division of Corporation Finance of the Securities and Exchange Commission dated 21 February 2003, and our engagement letter dated 16 August 2004.

We have reviewed the servicing standards contained in the Documents as summarised in Appendix 1, to enable us to report on whether those servicing standards are similar to those contained in the Uniform Single Attestation Program for Mortgage Bankers ("USAP"), attached hereto as Appendix 2, which establishes a minimum servicing standard for the asset backed securities market in the United States of America. No equivalent of the USAP exists in Australia.

The management of the Servicer is responsible for maintaining an effective internal control structure including internal control policies and procedures relating to the servicing of mortgage loans. We have conducted an independent review of the servicing standards included in Appendix 1, in order to express a statement on the Servicer's compliance with them to Commonwealth Bank of Australia and Securitisation Advisory Services Pty Limited.

Our review of the servicing standards has been conducted in accordance with Assurance Engagements Standard AUS 108 "Assurance Engagements" and accordingly included such tests and procedures as we considered necessary in the circumstances. In conducting our review we have also had regard to the guidance contained in the USAP. These procedures have been undertaken to enable us to report on whether anything has come to our attention to indicate that there has not been compliance in all material respects by the Servicer with the servicing standards contained in the Documents for the period ended 30 June 2004.

Our review did not include an assessment of the adequacy of the servicing standards themselves.






                          Liability limited by the Accountants Scheme, approvoed under the Professional Standards Act 1994 (NSW).

[Logo Ernst & Young]                  -2-



This statement has been prepared for the use of Commonwealth Bank of Australia and Securitisation Advisory Services Pty Limited as at 30 June 2004 in accordance with the requirements of the statement by the Division of Corporation Finance of the Securities and Exchange Commission dated 21 February 2003, and the engagement letter dated 16 August 2004. We disclaim any assumption of responsibility for any reliance on this review statement, to any person other than Commonwealth Bank of Australia and Securitisation Advisory Services Pty Limited.


STATEMENT

Based on our review, nothing has come to our attention to indicate that;

o there has been significant deficiencies in the Servicer's compliance with the servicing standards contained in the Documents attached hereto as Appendix 1, in respect of the Medallion Trust Series 2004-1G, for the period ended 30 June 2004.

Based on our review, nothing has come to our attention to indicate that;

o the servicing standards contained in the Documents are not similar to the minimum servicing standards contained in the Uniform Single Attestation Program for Mortgage Bankers ("USAP"), except for the following:

         o Funds of the servicing entity shall be advanced in cases where there is an overdraft in an investor's or a mortgagor's account;

         o Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan;

         o Tax and insurance payments shall be made on or before the penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates;

         o Any late payment penalties paid in conjunction with the payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or omission;

         o Escrow accounts shall be analyzed, in accordance with the mortgagor's loan documents, on at least an annual basis;

         o Interest on escrow accounts shall be paid, or credited, to mortgagors in accordance with the applicable state laws;

[Logo Ernst & Young]                  -3-



         o A fidelity bond and errors and omissions policy shall be in effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in management's assertion.



/s/  Ernst & Young


Ernst & Young

3 September 2004

[Logo Ernst & Young]                                                  Appendix 1



Extract of the servicing standards from the Medallion Trust Series 2004-1G Series Supplement.

   16    Servicing of Mortgage Loan Rights

         16.1  Appointment of Servicer


            The Servicer is hereby appointed and agrees to act as the Servicer of the Mortgage Loan Rights (with effect on and from the Cut-Off
            Date) which, from time to time, form part of the Assets of the Series Trust, on the terms and conditions of this Deed.


         16.2  Obligation to Act as Servicer until Termination of Appointment

            The Servicer's duties and obligations contained in this Deed continue until the date of the Servicer's retirement or removal as Servicer in accordance with this Deed.


         16.3  General Servicing Obligation

            The Servicer must ensure that the servicing of the Mortgage Loan Rights which from time to time form part of the Assets of the Series Trust (including the exercise of the express powers set out in this clause 16) is:

            (a) (In compliance with this clause 16): in compliance with the express limitations in this clause 16 (unless the prior written consent of the Manager and the Trustee is obtained); and

            (b) (In accordance with Servicing Standards): to the extent that this clause 16 does not provide otherwise, in accordance with the Servicing Standards.


         16.4  Power to Service

           (a) (Servicing functions vested in Servicer): The function of servicing the Mortgage Loan Rights which at any given time form part of the Assets of the Series Trust is vested in the Servicer and it is entitled to undertake the servicing of those Mortgage Loan Rights to the exclusion of the Trustee (other than when acting as Servicer in accordance with clause
                  18) and the Manager.

           (b) (Express powers): Without limiting its general powers, the Servicer has the express powers set out in this clause 16 in relation to the servicing of the Mortgage Loan Rights which at any given time form part of the Assets of the Series Trust.


         16.5  Exercise of Discretions

            The Servicer must, in servicing the Mortgage Loan Rights which then form part of the Assets of the Series Trust, exercise its power and discretions under this Deed, the Servicing Guidelines, and the relevant Mortgage Documents to which it is a party in accordance with standards and practices suitable for a prudent lender in the business of making retail home loans.


         16.6  Servicer's Undertaking Regarding Mortgage Loan Rights

            The Servicer undertakes for the benefit of the Trustee, that it will either directly (including by the exercise of its delegated powers under this Deed and the Master Trust Deed from the Trustee and the Sellers) or indirectly:

            (a) (Duly stamp): promptly ensure that any Mortgage Loan Document in relation to a Mortgage Loan following any amendment, consolidation, supplementation, novation or substitution of a Mortgage, is duly stamped (if liable to stamp duty) and duly registered (where registration is required) with the relevant land titles office to constitute, in the case of a Mortgage, a subsisting first-ranking registered mortgage over the relevant property;

            (b) (Notify breaches of Servicing Guidelines): promptly notify the Trustee and the Manager of any material breach of the Servicing Guidelines by the Servicer in relation to the servicing of the Mortgage Loan Rights then forming part of the Assets of the Series Trust;

            (c) (Comply with Mortgage Insurance Policies): notwithstanding any other provision in this Deed, comply with its material obligations under any Mortgage Insurance Policy in respect of Mortgage Loans then forming part of the Assets of the Series Trust;

[Logo Ernst & Young]                                                  Appendix 1



            (d) (Execute documents): at the Trustee's request (acting on the direction of the Manager), execute such further documents and do anything else (including, without limitation, executing further powers of attorney substantially in the form of Schedules 2, 3 and 4) that the Trustee reasonably requires to ensure its ability to register Mortgage Transfers and the registration of the Power of Attorney in each jurisdiction of Australia;

            (e) (Upstamp): if a Seller makes any further advance or otherwise provides further financial accommodation to a Borrower, ensure that any further stamp duty which becomes payable on the relevant Mortgage Documents as a result of such further advance or provision of financial accommodation is duly paid promptly in accordance with any applicable laws;

            (f) (Make calculations): upon receipt of notice that a Borrower desires to repay a Mortgage Loan in full, prepare and make available documentation and make such calculations as are necessary to enable the repayment of the Mortgage Loan and discharge of the corresponding Mortgage and any Collateral
                  Securities (provided that the Servicer is not required to discharge a Mortgage or Collateral Securities if they also secure another Mortgage Loan or an Other Loan);

            (g)   (Deliver Mortgage Documents and Perform obligations):

                  (i) if a Perfection of Title Event occurs, promptly deliver to the Trustee (or procure delivery to the Trustee of) all Mortgage Documents not otherwise provided to the Trustee in accordance with clause 25 and (subject to any restrictions imposed by any law) promptly provide such evidence in its possession or control as may be required by the Trustee to support any claim in respect of any Mortgage Loan Rights; and

                  (ii) duly and punctually perform each of its material obligations under this Deed and under each of the Mortgage Documents and the Transaction Documents to which it is a party;

            (h) (Perfection of Title Event): assist and co-operate with the Trustee and the Manager in the Trustee obtaining legal title to the Mortgage Loan Rights following a Perfection of Title Event;

            (i) (Write-offs): where any material amount of a Mortgage Loan has been written off as uncollectible in accordance with the Servicing Guidelines and this Deed and GEMI, GEMICO or PMI, as the case may be, has rejected a claim made by the Servicer under the applicable Mortgage Insurance Policy, ensure that the documentation relevant to that Mortgage Loan is examined to determine whether the representations and warranties made pursuant to clause 13.1 in respect of that Mortgage Loan were correct at the Cut-Off Date. After such examination, the Servicer must notify the Trustee if the representations and warranties made pursuant to clause 13.1 were incorrect when given in respect of that Mortgage Loan as at the Cut-Off Date (and if the Servicer and the relevant Seller in relation to the Mortgage Loan are the same person such notice will be deemed to be a notice given by that Seller under clause 14.1, and must comply with that clause) and if this is the case CBA must, if the determination made by the Servicer in this paragraph is made after the expiry of the Prescribed Period, pay damages to the Trustee in accordance with clause 14.9;

            (j) (Fixed Rate Swaps): ensure that before the Servicer agrees with a Borrower, or allows a Borrower to elect, to vary the rate of interest payable under a Mortgage Loan to become a fixed rate for a given period, the Trustee and the Manager have entered into (or have confirmed that they will enter into) a Fixed Rate Swap for that given period in accordance with section 16 of the Interest Rate Swap Agreement. Upon the request of the Servicer, the Manager must enter into and must direct the Trustee to enter into (and upon such direction the Trustee must enter into) a Fixed Rate Swap in accordance with section 16 of the Interest Rate Swap Agreement. The maximum term of a Fixed Rate Swap entered into pursuant to this clause must not exceed 10 years unless each Rating Agency issues a Rating Affirmation Notice in respect of such longer period. The Servicer is not in breach of this clause 16.6(j) if the Trustee and the Manager fail to enter into a Fixed Rate Swap in accordance with a request of the Servicer pursuant to this clause 16.6(j); and

           (k) (Basis Cap): ensure that before the Servicer agrees with a Borrower, or allows a Borrower to elect, to cap the variable rate of interest payable under a Mortgage Loan for a given period, the Trustee and the Manager have entered into (or have confirmed that they will enter into ) an Interest Rate Basis Cap for that given period in accordance with Part 5(18) of the Schedule to the Interest Rate Swap Agreement. Upon the request of the Servicer, the Manager must enter into and must direct the Trustee to enter into (and upon such direction the Trustee must enter into) an Interest Rate Basis Cap in accordance with such Part. The maximum term of an Interest Rate Basis Cap entered into pursuant to this clause must not exceed 10 years unless each Rating Agency issues a Rating Affirmation Notice in respect of such longer period. The Servicer is not in breach of this clause 16.6(k) if the Trustee and the Manager fail to enter into an Interest Rate Basis Cap in accordance with a request of the Servicer pursuant to this clause 16.6(k).


         16.7  Interest Rates on Mortgage Loans

            The Servicer must, as part of its function of servicing the Mortgage Loans, set the interest rate charged and the monthly instalment to be paid by the Borrower on each Mortgage Loan forming part of the Assets of the Series Trust. The Servicer must ensure that the monthly instalment to be paid in relation to each Mortgage Loan is equal to or greater than the monthly interest payable on that Mortgage Loan

[Logo Ernst & Young]                                                  Appendix 1


            (but without limiting any right of the Borrower to pay less than the monthly instalment, or no monthly instalment, where the amount outstanding under the Mortgage Loan is less than the Scheduled Balance of the Mortgage Loan). For so long as CBA is the Servicer, such interest rate must be the interest rate which the relevant Seller charges on the same type of mortgage loan (having regard, among other things, to the nature of the Mortgage Loan product and the type of borrower) which is recorded on its Mortgage Loan System but which has not been assigned to the Trustee, unless this Deed requires the Servicer to charge a different interest rate in respect of that Mortgage Loan.

         16.8  Release or Substitution of Security

           (a) (Substitution and release): The Servicer may, in relation to a Mortgage Loan which is then an Asset of the Series Trust, release or substitute any corresponding Mortgage or First
                  Layer of Collateral Security provided that this is in accordance with the corresponding Mortgage Insurance Policy and the Servicing Guidelines.

           (b) (Indemnity): The Servicer indemnifies the Trustee (whether on its own account or for the account of the Securityholders of the Series Trust) against any costs (including legal costs charged at the usual commercial rates of the relevant legal services provider), damages or loss it suffers as a result of any release or substitution of any Mortgage or First Layer of Collateral Securities which then are Assets of the Series Trust not being in accordance with clause 16.8(a). The amount of the costs, damages and loss is to be determined by agreement between the Trustee and the Servicer or, failing agreement, by the Servicer's external auditors. The amount cannot exceed the principal amount outstanding in respect of the Mortgage Loan (as recorded on the Mortgage Loan System) and any accrued but unpaid interest and any outstanding fees in respect of the Mortgage Loan (calculated at the time of Agreement between the Trustee and the Servicer or by the Servicer's external auditors, as the case may be).


         16.9  Variation or Relaxation of Terms of Mortgage Loans

           (a) (Variations): Subject to clauses 16.9(b) and 16.25, the Servicer may vary, extend or relax the time to maturity, the terms of repayment or any other term of a Mortgage Loan and its related Mortgage and First Layer of Collateral Securities which are then Assets of the Series Trust.

           (b)    (Limitations on variations):  Except as contemplated by clause
                  16.14 or where a Mortgage Loan is regarded as having been repaid in full as provided in clause 16.20(b), the Servicer must not grant any extension of the time to maturity of a Mortgage Loan which is then an Asset of the Series Trust beyond 30 years from the Settlement Date for the Mortgage Loan or allow any reduced monthly payment that would result in such an extension.


         16.10  Release of Debt

            Subject to clause 16.14, the Servicer may not voluntarily release a Borrower from any amount owing in respect of a Mortgage Loan, related Mortgage or First Layer of Collateral Security unless that amount has been written off by the Servicer, or the Servicer has determined to write-off such amount, in either case in accordance with the Servicing Standards.


         16.11  Waivers, Releases and Compromises

            Subject to clauses 16.9 and 16.10, the Servicer may:

            (a) (Waive breaches): waive any breach under, or compromise, compound or settle any claim in respect of; or

            (b) (Grant releases): release any party from an obligation or claim under,

            a Mortgage Loan which is then an Asset of the Series Trust or any related Mortgage or First Layer of Collateral Securities.


         16.12  Consent to subsequent Security Interests

            The Servicer may consent to the creation or existence of any Security Interest in relation to any Land the subject of a Mortgage which is then an Asset of the Series Trust:

            (a) (Third Parties): in favour of a party, other than the Trustee or a Seller, only if by way of a priority agreement or otherwise the Servicer ensures that the relevant Mortgage will rank ahead in priority to the third party's Security Interest on enforcement for an amount not less than the principal amount (plus accrued but unpaid interest) outstanding on the Mortgage Loan (as recorded on the Mortgage Loan System) plus such extra amount (if any) as is determined in accordance with the Servicing Guidelines; or

            (b) (Trustee or Seller): in favour of the Trustee or a Seller in which case the Trustee and that Seller agree that the relevant Mortgage will rank ahead in priority to the Trustee's Security Interest or

[Logo Ernst & Young]                                                  Appendix 1



                  that Seller's Security Interest (as the case may be) on enforcement for an amount equal to the principal amount (plus accrued but unpaid interest) outstanding on the Mortgage Loan (as recorded on the Mortgage Loan System) plus such extra amount (if any) as is determined in accordance with the Servicing Guidelines. This clause will continue to bind the Trustee following its retirement or removal pursuant to clause 19 of the Master Trust Deed.


         16.13  Consent to Leases etc

            The Servicer may, in accordance with the Servicing Guidelines, consent to the creation of any leases, licences or restrictive covenants in respect of Land subject to a Mortgage which is then an Asset of the Series Trust.


         16.14  Relief under Binding Provision or on Order of Competent
                Authority

           (a) (Grant releases etc.): The Servicer may:

                  (i) release a Mortgage or a First Layer of Collateral Security which is then an Asset of the Series Trust;

                  (ii) reduce the amount outstanding under, or vary the terms (including, without limitation, in relation to repayment) of, any Mortgage Loan, related Mortgage or First Layer of Collateral Security which is then an Asset of the Series Trust; or

                  (iii) grant other relief to a Borrower or the provider of a First Layer of Collateral Security which are then Assets of the Series Trust,

                  when to do so is pursuant to a Binding Provision or an order, decision, finding, judgment or determination of a Competent Authority or, in the Servicer's opinion, such action would be taken or required by a Competent Authority.

           (b)    (If order or determination  results from failure of Servicer):
                  If it is determined that the order, decision, finding, judgment or determination referred to in clause 16.14(a) was made by the Competent Authority as a result of a Seller or the
                  Servicer:

                  (i) breaching any Binding Provision, applicable regulation, statute or official directive at the time the Mortgage, the First Layer of Collateral Security or the Mortgage Loan was granted or a Seller Advance was made in respect of such Mortgage Loan (other than a Binding Provision, regulation, statute or official directive which provides for relief on equitable or like grounds when paragraph (ii) is also not satisfied); or

                  (ii) not acting in accordance with the standards and practices suitable for a prudent lender in the business of making retail home loans,

                  then the Servicer must notify the Trustee of the making of such an order, decision, finding, judgment or determination and CBA (on behalf of itself and Homepath, where applicable) or the Servicer (as the case may be) must pay damages to the Trustee by 10.00 am on the Distribution Date next occurring after such notification is given by the Servicer. The amount of such damages will be the amount agreed between the Trustee (acting on expert advice taken pursuant to clause 16.6 of the Master Trust Deed, if necessary) and CBA or the Servicer, as the case may be (or, failing agreement, by CBA's or the Servicer's external auditors) as being sufficient to compensate the Trustee for any losses suffered by the Series Trust as a result of the release, reduction, variation or relief (as the case may be). The amount cannot exceed the principal amount outstanding in respect of the relevant Mortgage Loan (as recorded on the Mortgage Loan System) and any accrued but unpaid interest and any outstanding fees in respect of the Mortgage Loan (calculated in both cases at the time of Agreement between the Trustee and CBA or the Servicer or by CBA's or the Servicer's external auditors, as the case may be).


         16.15  Litigation

            The Servicer may institute litigation in respect of the collection of any amount owing under a Mortgage Loan which is then an Asset of the Series Trust but is not required to do so or to continue any litigation if the Servicer has reasonable grounds for believing, based on advice from its legal advisers (either internal or external), that:

[Logo Ernst & Young]                                                  Appendix 1



           (a) (Mortgage Loan unenforceable): the Servicer is, or will be, unable to enforce the provisions of the Mortgage Loan under which such amount is owing; or

           (b) (Proceedings uneconomical): the likely proceeds from such litigation, in light of the expenses in relation to the litigation, do not warrant such litigation.


         16.16  Enforcement Action

           (a)    (Servicer  may take  enforcement  action):  Subject  to clause
                  16.26(u), the Servicer may take such action to enforce a Mortgage Loan and any related Mortgage or First Layer of Collateral Securities which are then Assets of the Series Trust which it determines should be taken.

            (b) (Servicer must not take or fail to take action in certain circumstances): The Servicer must not knowingly take any action, or knowingly fail to take any action, if that action or failure to take action will interfere with the enforcement by the Servicer or Trustee of any Mortgage Loan Rights which are then Assets of the Series Trust (unless such action or failure is in accordance with the Servicing Standards).


         16.17  Incurring Additional Expenses

            The Servicer may incur any Expenses referred to in paragraph (a) of that definition in connection with the management, maintenance or sale of any property secured by a Mortgage or a First Layer of Collateral Security which are then Assets of the Series Trust and the Trustee must reimburse the Servicer for such Expenses, to the extent funds are available for this purpose pursuant to clause 10.2(h), on each Distribution Date and, if such Expenses are not reimbursed in full on any Distribution Date, must reimburse the balance unpaid on each subsequent Distribution Date from the funds available for this purpose pursuant to clause 10.2(h) on that Distribution Date.


         16.18  Mortgage Insurance and Insurance Policy Claims

            The Servicer may, in accordance with the Servicing Standards, compromise, compound or settle any claim in respect of any Mortgage Insurance Policy or any Insurance Policy, which is then an Asset of the Series Trust.


         16.19  Insurance Policy Proceeds

           (a) (Release of insurance proceeds): Proceeds received in respect of an Insurance Policy in respect of Land which is then an Asset of the Series Trust may be released, on the Trustee's behalf, if:

                  (i) such release of proceeds is conducted in accordance with the Servicing Standards; and

                  (ii) the proceeds are paid on an invoice-by-invoice basis
                       directly to those who are carrying out work to rebuild, reinstate or repair the property to which the proceeds relate.

           (b) (Application of insurance proceeds): Any proceeds referred to in clause 16.19(a) which are not released in accordance with that clause must be applied in compliance with the Servicing Guidelines to the account established in the Servicer's records for the relevant Mortgage Loan up to the principal amount outstanding in respect of that Mortgage Loan plus accrued but unpaid interest.

           (c) (Servicing Transfer): If a Servicing Transfer occurs the Servicer must immediately pay to the Trustee all proceeds previously retained by it under paragraph (a) and not yet released under paragraph (a).


         16.20  Seller Advances

            If a Seller makes a further advance to a Borrower and:

            (a) (Separate account and trusts): that Seller opens a separate account in its records in relation to the advance, the advance is considered for the purposes of this Deed to be an Other Loan and upon creation, the Trustee will automatically by virtue of this Deed, and without the necessity for any further act or thing to be done or brought into existence, hold the benefit of its right, title and interest in such Other Loan for that Seller as trustee of the CBA Trust and the Trustee will hold any Mortgage and any First Layer of Collateral Securities in respect of such Other Loan in accordance with clause 7.2 and any Second Layer of Collateral Securities in respect of such Other Loan in accordance with clause 7.1;

            (b) (Advance leads to Scheduled Balance being exceeded): that Seller records the advance as a debit to the account in its records for an existing Mortgage Loan which is then part of the Assets of the Series Trust and the advance leads to the Scheduled Balance in respect of that Mortgage Loan (prior to the approval of the advance) being exceeded by more than one scheduled monthly instalment, the Mortgage Loan is, for the purposes of this Deed only, treated

[Logo Ernst & Young]                                                  Appendix 1


                  as having been repaid in full by the payment by that Seller to the Trustee of the sum necessary to repay that Mortgage Loan. Such payment from that Seller must equal the principal balance plus accrued but unpaid interest and fees owing in respect of the Mortgage Loan before the advance was made and must be paid by that Seller to the Trustee and, following such payment, allocated by the Trustee to the Collections Account of the Series Trust; or

            (c) (Advance does not lead to Scheduled Balance being exceeded): that Seller records the advance as a debit to the account in its records for an existing Mortgage Loan which is then part of the Assets of the Series Trust and this does not lead to the Scheduled Balance in respect of that Mortgage Loan being exceeded by more than one scheduled monthly instalment, the advance is treated as an advance made pursuant to the terms of the relevant Mortgage Loan and the rights to repayment of such will be a Mortgage Loan Right forming part of the Assets of the Series Trust.


         16.21  Restrictions on Seller Advances

            CBA shall not, and shall ensure that the other Seller does not:

            (a) (Advance over Scheduled Balance if non-performing): make an advance pursuant to clause 16.20(b) in relation to a Mortgage Loan which the Servicer has determined, in accordance with the Servicing Standards, is a non-performing loan; or

            (b) (Advance under Scheduled Balance if non-performing): make an advance pursuant to clause 16.20(c) if the then aggregate of:

                        (i) all Seller Advances not repaid by the relevant Borrower (calculated on the basis that, for this purpose only, any payments on account of principal in respect of a Mortgage Loan first reduce the amount of the Seller Advances made in relation to that Mortgage Loan) in relation to Mortgage Loans then part of the Assets of the Series Trust; and

                        (ii)        the then Standby Redraw Facility Principal,

                        exceed, or will as a result of the advance exceed, the then Standby Redraw Facility Limit.

            If a Seller makes an advance to a Borrower which results in a breach of CBA's obligations under this clause, then:

            (c) (Treated as an Advance): that advance will, for all purposes, be treated as a Seller Advance (and as if properly made in accordance with clause 16.20(c)); and

            (d) (CBA Indemnity): CBA indemnifies the Trustee (whether on its own account or for the account of the Securityholders of the Series Trust) against any costs, damages or loss it suffers as a result of such a breach (except to the extent to which such costs, damages or loss is recoverable by the Trustee pursuant to a Mortgage Insurance Policy).


         16.22  Servicer's Actions Binding on Trustee

            Without limiting in any way the Servicer's liability to the Trustee for breaching the provisions of this Deed, any act by the Servicer in servicing Mortgage Loan Rights which are Assets of the Series Trust is binding on the Trustee whether or not such act or omission is in compliance with this clause 16.


         16.23  Servicer to Pay its Own Expenses

            Subject to clause 16.17, the Servicer must pay from the amount received under clause 19.4 all expenses incurred by it in connection with servicing the Mortgage Loans, including expenses related to the collection of the Mortgage Loans, the fees and disbursements of independent accountants and all other fees and expenses which are not expressly stated in this Deed or the Master Trust Deed to be payable by the Trustee. The Servicer must, at least 5 Business Days before each Distribution Date, forward to the Manager a list of expenses for the Collection Period just ended for which it is seeking reimbursement pursuant to this clause.


         16.24  Servicer to transmit information to Manager

            The Servicer must prepare and transmit to the Manager on or before the day which is 2 Business Days before each Distribution Date the information necessary to enable the Manager to prepare the Quarterly Certificate and the Pool Performance Data in respect of the Collection Period just ended. The Servicer will not be in breach of this clause 16.24 if it fails to provide the Pool Performance Data to the Manager provided that it has used reasonable endeavours to produce the Pool Performance Data for that Collection Period but has been unable to do so with sufficient accuracy (as determined by the Servicer and taking into account the likely distribution of the Pool Performance Data and uses to be made of the Pool Performance Data).

[Logo Ernst & Young]                                                  Appendix 1


         16.25  Proposed amendments to Servicing Guidelines

            The Servicer must deliver copies of all proposed material amendments to the Servicing Guidelines which relate to the Servicer's servicing functions in respect of the Mortgage Loan Rights then comprising Assets of the Series Trust to each Support Facility Provider where the consent of such Support Facility Provider to such material amendment is required under the terms of the corresponding Support Facility. The adoption of those amendments by the Servicer takes effect upon the consent of the Support Facility Provider to the proposed amendment (or, where provided under the Support Facility, upon the date that the Support Facility Provider is deemed to have consented to the proposed amendment). The Servicer must deliver a copy of any proposed material amendment to the Servicing Guidelines to the Trustee, the Manager and the Rating Agencies. The Servicer must not amend the Servicing Guidelines unless each Rating Agency has either:

            (a) (Confirmed No Downgrade): confirmed (either orally or in writing) that the proposed amendment will not result in a reduction, qualification or withdrawal of its then current rating of the Securities; or

            (b) (10 Business days after delivery): not notified the Servicer of its intention not to reaffirm the then current rating of a Security, within 10 Business Days after the delivery to it of the proposed amendments.


         16.26  Further Servicer Undertakings

            The Servicer further undertakes for the benefit of the Trustee, the Manager, the Security holders and the Unitholders that it will:

            (a) (Audited accounts): give the Trustee the audited Accounts of the Servicer for each financial year of the Servicer within 120 days of the end of that year;

            (b) (Keep proper books): keep proper and adequate books of account (which may be kept electronically) for the Mortgage Loan Rights of the Series Trust;

            (c) (Information): subject to the provisions of the Privacy Act and the Servicer's duty of confidentiality to its clients under general law or otherwise, promptly make available to the Manager, the Auditor and the Trustee any books, reports or other oral or written information and supporting evidence of which the Servicer is aware that they reasonably request with respect to the Series Trust or the Assets of the Series Trust from time to time or with respect to all matters in the possession of the Servicer in respect of the activities of the Servicer to which this Deed relates;

            (d) (Notify material misrepresentations): notify the Manager and the Trustee promptly if it becomes actually aware that any material representation or warranty made or taken to be made by or on behalf of a Seller or the Servicer in connection with a Transaction Document in relation to the Series Trust is incorrect when made or taken to be made;

            (e) (Certificate): within 5 Business Days of a request from the Manager or the Trustee, provide the Manager or the Trustee (as the case may be) with a certificate from the Servicer signed by 2 Authorised Officers of the Servicer on its behalf which states whether to the best of the Servicer's knowledge and belief a Servicer Default or a Perfection of Title Event has occurred (a request under this clause will be made by the Trustee only once in each 6 calendar month period, unless the Trustee when making the request sets out reasonable grounds for believing that a Servicer Default or a Perfection of Title Event is subsisting);

            (f) (Notify Servicer Default or Perfection of Title Event): notify the Trustee promptly after the Servicer becomes actually aware of any Servicer Default or the occurrence of any Perfection of Title Event and at the same time or as soon as possible thereafter provide full details thereof;

            (g) (Comply with laws): comply with the requirements of any relevant laws in carrying out its obligations under the Transaction Documents for the Series Trust including the Consumer Credit Code;

            (h)  (Authorisations):   obtain  and  maintain  all  authorisations,
                 filings and registrations necessary to properly service the Mortgage Loans;

            (i) (Not merge without assumption): not merge or consolidate into another entity, unless the surviving entity assumes its rights and obligations as a Seller and the Servicer under the Transaction Documents for the Series Trust and the Rating Agencies are notified;

            (j) (Not enter into liquidation etc.): subject to the provisions of the Banking Act 1959 (Commonwealth), not present any application or pass any resolution for the liquidation of the Servicer, or, subject to clause 16.26(i), enter into any scheme of arrangement, merger or consolidation with any other person or enter into any other scheme under which the Servicer ceases to exist, the assets or liabilities of the Servicer are vested in or assumed by any other person or either of those events occur;

            (k) (Pay Tax): duly and punctually file all returns in respect of Tax which are required to be filed and pay, or procure payment when due, all Taxes and other outgoings payable by it as and when the same respectively become due and payable other than outgoings which are being contested in

[Logo Ernst & Young]                                                  Appendix 1

                  good  faith  and  promptly  pay  or  cause  to be  paid  those
                  contested   outgoings   after  the  final   determination   or
                  settlement of such contest;

            (l) (Not set-off): not, without the prior consent of the Trustee, apply, transfer or set off the whole or any part of any amount payable or owed to the Servicer or to which the Servicer is entitled under this Deed or any other Transaction Document for the Series Trust towards satisfaction of any obligation which is owed by the Servicer to the Trustee or the Manager under this Deed or any other Transaction Document for the Series Trust, other than as contemplated under this Deed or any other Transaction Document for the Series Trust;

            (m) (Not claim Assets of Series Trust): other than as a Secured Creditor, not claim any Security Interest, lien or other possessory right in any of the Assets of the Series Trust;

            (n) (Notify claims): following receipt of actual notice of a claim by a third party with respect to a challenge to the sale and/or assignment to the Trustee of any Mortgage Loan Rights forming part of the Assets of the Series Trust, promptly give notice in writing of such action or claim to the Trustee and the Manager;

            (o) (Not Encumber Mortgage Loan Rights): not transfer, assign, exchange or otherwise grant a Security Interest over the whole or any part of its right, title and interest in and to any Mortgage Loan Rights forming part of the Assets of the Series Trust;

            (p) (Give accurate information to Rating Agencies): use reasonable efforts to cause all information provided by it to any Rating Agency in relation to the Series Trust to be complete and accurate in all material respects;

            (q) (Follow directions of Trustee after Perfection of Title Event): upon being directed to do so by the Trustee following the occurrence of a Perfection of Title Event, promptly take all action required or permitted by law to assist the Trustee and the Manager to perfect the Trustee's legal title to the Mortgage Loan Rights forming part of the Assets of the Series Trust in accordance with the requirements of this Deed;

            (r)  (Comply  with  other  undertakings):   comply  with  all  other
                 undertakings given by the Servicer in this Deed or the other Transaction Document relating to the Series Trust;

            (s) (Direct receipts): subject to clause 22, take all steps to ensure that:

                 (i) while the Collections Account is maintained with the Servicer, the amounts referred to in clause 22.5 are paid into the Collections Account in accordance with that clause; or

                 (ii) if the Servicer is not an Eligible Depository, all
                      payments received during the corresponding Collection Period under or in respect of the Mortgage Loans
                      (other than insurance premiums and related charges) are deposited into the Collections Account no later than 5 Business Days following receipt;

            (t) (Collect all moneys due): make reasonable efforts to collect all moneys due under the terms and provisions of the Mortgage Loan Rights of the Series Trust and, to the extent such efforts will be consistent with this Deed, follow such normal collection procedures as it deems necessary and advisable;

            (u) (Enforcement of Mortgage Loans): if a Material Default has occurred and is continuing with respect to a Mortgage Loan Right forming part of the Assets of the Series Trust, take such action on such basis as the Trustee and the Servicer may agree (in accordance and in conjunction with the Servicer's normal enforcement procedures) to enforce such Mortgage Loan Rights (but only to the extent that the Servicer determines that enforcement proceedings should be taken) so as to maximise the return to the Securityholders, taking into account, inter alia, the timing of any enforcement proceedings and any relevant terms of any Support Facility provided that the Servicer will not be required to institute litigation with respect to collection of any payment if there are reasonable grounds for believing the provisions of those Mortgage Loan Rights under which such payment is required are unenforceable or the payment is uncollectible; and

            (v) (Maintain title): take such steps as are necessary to maintain the Trustee's title to the Mortgage Loan Rights of the Series Trust.


         16.27  Servicer holding Assets of the Series Trust

            The obligation of the Servicer set out in clauses 22.4 and 22.5 in relation to the payment of amounts into the Collections Account is the full extent of the Servicer's obligation in respect of such moneys and the Servicer has no obligation or liability whatsoever to account to the Trustee for any interest, income or other benefit derived in connection with any payments received by it under or in respect of the Mortgage Loans.


         16.28  Servicer's Power to Delegate

            The Servicer, for the purposes of carrying out and performing its duties and obligations in relation to the Series Trust, may:

[Logo Ernst & Young]                                                  Appendix 1




            (a) (Appoint attorneys): by power of attorney appoint any person to be attorney or agent of the Servicer for those purposes and with those powers, authorities and discretions (not exceeding those vested in the Servicer) as the Servicer thinks fit including, without limitation, a power to sub-delegate and a power to authorise the issue in the name of the Servicer of documents bearing facsimile signatures of the Servicer or of the attorney or agent either with or without proper manuscript signatures of its officers on them; and

            (b) (Appoint agents): appoint by writing any person to be agent of the Servicer as the Servicer thinks necessary or proper and with those powers, authorities and discretions (not exceeding those vested in the Servicer) as the Servicer thinks fit, provided that, in each such case, except as provided in any Transaction Documents, the Servicer must not delegate to such third parties a material part of its powers, duties and obligations as Servicer in relation to Mortgage Loans forming part of the Assets of the Series Trust.


         16.29  Servicer May Replace or Suspend Attorneys

            The Servicer may replace or suspend any attorney, agent or sub-agent appointed under clause 16.28 for any cause or reason as the Servicer may in its sole discretion think sufficient with or without assigning any cause or reason.


         16.30  Servicer Remains Liable

            The Servicer at all times remains liable for:

            (a) (Acts, omissions): the acts or omissions of any person appointed under clause 16.28, insofar as the acts or omissions constitute a breach by the Servicer of its obligations under this Deed; and

            (b) (Payment): the payment of fees to any person appointed under clause 16.28.

                                                                      Appendix 2

[Logo Ernst & Young]

------       ----------------------------------------   ---------------------------------------------------------------------------
                                                        Trust Deed requirement (including 2004-1G supplementary
  #          USAP requirement                           notice)
------       ----------------------------------------   ---------------------------------------------------------------------------

1            Mortgage Principal, Interest and
             Amortisation

1.1          Reconciliations shall be prepared on       Clause 22.8
             a monthly basis for all custodial          The Collections Account and all rights to it and the
             bank accounts and related bank             funds standing to its credit from time to time is an
             clearing accounts.  These                  Asset of the Series Trust.  At all times the
             reconciliations shall:                     Collections Account will be under the sole control
                                                        of the Trustee.
               o   be mathematically accurate;

               o   be prepared within forty-five
                   (45) calendar days after the
                   cutoff date;

               o   be reviewed and approved by
                   someone other than the person
                   who prepared the
                   reconciliation; and

               o   document explanations for
                   reconciling items. These
                   reconciling items shall be
                   resolved within ninety (90)
                   calendar days of their original
                   identification.

1.2          Funds of the servicing entity shall        N/A - overdraft facilities are not available on loan
             be advanced in cases where there is        accounts in Medallion 2004-1G.
             an overdraft in an investor's  or a
             mortgagor's account.

1.3          Each custodial account shall  be           Clause 22.1
             maintained at a  federally insured         The Trustee will establish and maintain in the State of New South
             depository institution in trust for        Wales (or in such other place as the Manager selects from time to
             the applicable investor                    time), in accordance with this clause 22, an  account in the name of the
                                                        Trustee which must be an Eligible Deposit Account.

1.4          Escrow funds held in trust for a           N/A
             mortgagor shall be  returned  to the
             mortgagor within thirty (30) calendar
             days of payoff of the mortgage loan

1.5          N/A                                        Clause 16.3(b)

                                                        The Servicer must ensure that the servicing of the Mortgage Loan
                                                        Rights which from time to time form part of the Assets of the
                                                        Series Trust (including the exercise of the express powers set out in this clause 16) is:

                                                            o    (In accordance with Servicing Standards): to the extent that this clause 16 does not provide otherwise, in accordance
                                                                 with the Servicing Standards.
                                                                                                                                   1

                                                                      Appendix 2
[Logo Ernst & Young]


------     ----------------------------------------   ----------------------------------------------------------------------------
2          Mortgage Payments
------     ----------------------------------------   ----------------------------------------------------------------------------

2.1        Mortgage payments shall be deposited       MTD 15.2(i)
           into the custodial bank accounts and       The manager covenants  with the Trustee in respect of each Series
           related bank clearing accounts             Trust that it will until the  Series  Trust is terminated in accordance with
           within two  business  days of receipt      this Deed or until it has retired or been removed as Manager in accordance with this Deed:

                                                        o   (Pay  Trustee):  pay to the Trustee within one Buisness Day of receipt of all money that is payable by the Manager to the Trustee  under this
                                                            Deed or the Corresponding  Series Supplement in relation to the Series
                                                            Trust;


                                                        Clause 22.4
                                                        Subject to clauses 22.5 and 22.11, the Servicer and each Seller, as applicable, must deposit in the Collections Account each amount comprising a Collection received by the Servicer or otherwise payable by that Seller or the Servicer or debited by the Servicer as contemplated by clause
                                                        22.4(a)) within 5 Business Days of:

                                                        o   (Receipt or Set-off): receipt of the Collection by the Servicer or the debiting of the Collection by the Servicer against an account pursuant to a right of set-off or right to combine accounts; or

                                                        o   (Where otherwise payable):  where Collections are not received by the
                                                            Servicer but are otherwise payable by the  Servicer or a Seller in accordance with clauses 14, 15.1(j),  16, 18, 24, 25, 26 or 30 of this
                                                            Deed,  when they fall due for payment to the Trustee from the Servicer or that Seller.


                                                        Clause 22.5
                                                        If the Collections Account is permitted to be maintained with the Servicer and:

                                                        o        (A-1+/P-1  Rating):  the  Servicer is assigned short
                                                            term credit ratings by the Rating  Agencies of no lower
                                                            than A-1+ (in the case of S&P) and no lower than P-1 (in
                                                            the case of Moody's), then the Servicer will be entitled
                                                            to retain any Collections in respect of a Collection
                                                            Period until 10.00 am on the Business Day which is two
                                                            Business Days preceding the Distribution Date for the
                                                            Collection Period;

                                                       o        (A-1/P-1  Rating):  the Servicer does not have all
                                                            the  applicable credit ratings  specified in clause
                                                            22.5(a),  but is assigned short term credit ratings of no
                                                            lower  than A-1 (in the case of S&P) and no lower than P-1
                                                            (in the case of  Moody's), then the Servicer will be
                                                            entitled to retain any Collections in respect of a
                                                            Collection Period until 10.00 am on the Business Day
                                                            which is the earlier of two Business Days preceding the
                                                            Distribution Date for the  Collection Period and 30 days
                                                            from receipt of such Collections, provided that while the
                                                            sum of:

                                                             o   all Collections then held by the Servicer; and

                                                             o   the aggregate value of the Authorised Short-Term
                                                                 Investments in relation to the Series Trust which are with, or issued by, a bank or financial institution which then has
                                                                 assigned to it by S&P a short term credit rating of A-1,

                                                         exceeds 20% of the then aggregate of the Stated Amounts of the
                                                         Securities, the Servicer will only be entitled to retain any additional
                                                         Collections received in respect of a Collections Period until 10.00 am on the Business Day which is 2 Business Days from the receipt of such Collections; or

                                                       o         (Lower than A-1/P-1 Rating): the Servicer has no credit
                                                            ratings or is assigned a short term credit rating by the Rating
                                                            Agencies lower than A-1 (in the case of S&P) and lower than P-1
                                                            (in the case of Moody's), then the Servicer will be entitled to retain any Collections, in respect of a Collection Period until 10.00 am on the Business Day which is two Business Days from receipt of such
                                                            Collections,

                                                            and must at that time pay such Collections into the Collections
                                                            Account together with an amount of interest (in the case of paragraphs (a) and (b)) equal to the amount that would have been earned had such Collections been paid into the Collections
                                                            Account within 5 Business Days of their receipt by the Servicer.


                                                                                                                                   2

                                                                      Appendix 2
[Logo Ernst & Young]


------     ----------------------------------------   ----------------------------------------------------------------------------
2          Mortgage Payments (cont.)
------     ----------------------------------------   ----------------------------------------------------------------------------

2.2    Mortgage payments made in                      Clause 16.26 (t)
       accordance with the mortgagor's loan           The Servicer further undertakes for the benefit of the Trustee, the
       documents shall be posted to the               Manager, the Security holders and the Unitholders that it will:
       applicable mortgagor records within two
       business days of receipt
                                                      o  (Collect all moneys due): make reasonable efforts to collect all moneys due under the terms and provisions of the Mortgage Loan Rights of the Series Trust and, to the extent such efforts will be consistent with this Deed, follow such normal collection procedures as it deems necessary and advisable

2.3    Mortgage payments shall be allocated           Clause 16.26 (t)
       to principal, interest, insurance, taxes or    The Servicer further undertakes for the benefit of the Trustee, the
       other escrow items in accordance with the      Manager, the Security holders and the Unitholders that it will:
       mortgagor's loan documents
                                                      o  (Collect all moneys due): make reasonable efforts to collect all moneys due under the terms and provisions of the Mortgage Loan Rights of the Series Trust and, to the extent such efforts will be consistent with this Deed, follow such normal collection procedures as it deems necessary and advisable

2.4   Mortgage payments identified as loan            Clause 16.6 (f)
      payoffs shall be allocated in accordance        The Servicer undertakes for the benefit of the Trustee, that it will either
      with the mortgagor's loan documents             directly (including by the exercise of its delegated powers under this
                                                      Deed and the Master Trust Deed from the Trustee and the Sellers) or indirectly:

                                                      o  (Make calculations): upon receipt of notice that a Borrower desires to repay a Mortgage Loan in full, prepare and make available documentation and make such calculations as are necessary to enable the rpmt of the Mortgage Loan and discharge of the corresponding
                                                         Mortgage and any Collateral Securities (provided that the Servicer is not required to discharge a Mortgage or Collateral Securities if they also secure another Mortgage Loan or an Other Loan)

2.5    N/A                                           Clause 16.9
                                                     Variation or Relaxation of Terms of Mortgage Loans

                                                     a)  (Variations): Subject to clauses 16.9(b) and 16.25, the Servicer may vary, extend or relax the time to maturity, the terms of rpmt or any other term of a Mortgage Loan and its related Mortgage and First Layer of Collateral Securities which are then Assets of the Series Trust.

                                                      b)  (Limitations on variations): Except as contemplated by clause
                                                          16.14 or where a Mortgage Loan is regarded as having been
                                                          repaid in full as provided in clause 16.20(b), the Servicer must not grant any extension of the time to maturity of a Mortgage
                                                          Loan which is then an Asset of the Series Trust beyond 30 years from the Settlement Date for the Mortgage Loan or allow any reduced monthly payment that would result in such an extension.


                                                                                                                                   3

                                                                      Appendix 2
[Logo Ernst & Young]


------     ----------------------------------------   ----------------------------------------------------------------------------
3          Disbursements
------     ----------------------------------------   ----------------------------------------------------------------------------

3.1        Disbursements made via wire transfer       Clause 16.26 (h)
           on behalf of a mortgagor or investor       The Servicer further  undertakes for the benefit of the
           shall be made only by authorized           Trustee, the Manager, the Security holders and the Unitholders
           personnel.                                 that it will:

                                                       o    (Authorisations):   obtain  and  maintain  all
                                                            authorisations, filings and registrations necessary to
                                                            properly service the Mortgage Loans

3.2    Disbursements made on behalf of a              MTD 15.2(i)
       mortgagor or investor shall be posted          The manager covenants with the Trustee in respect of each Series
       within two business days to the                Trust that it will until the Series Trust is terminated in accordance with
       mortgagor's or investor's records              this Deed or until it has retired or been removed as Manager
       maintained by the servicing entity             in accordance with this Deed:

                                                       o         (Pay Trustee): pay to the Trustee within one Buisness Day
                                                            of receipt of all money that is payable by the Manager to the
                                                            Trustee under this Deed or the Corresponding Series Supplement in relation to the Series Trust;


                                                      Clause 22.6
                                                      Subject to this Deed, the Trustee will withdraw funds from the
                                                      Collections Account and apply the same when necessary for the following outgoings:

                                                      o     (Payments to Securityholders and Unitholders): making payments to the Securityholders or the Unitholders;

                                                      o     (Eligible Investments): purchasing Authorised Short-Term
                                                            Investments in compliance with this Deed and making payments required in connection with Authorised Short-Term Investments;

                                                      o     (Expenses and Taxes): paying Expenses and Taxes in accordance with this Deed or the Master Trust Deed; and

                                                      o     (Other payments): making payments, in accordance with the
                                                            Transaction Documents to (or at the direction of) the Trustee, the Manager, the Servicer, the Security Trustee, any Support
                                                            Facility Provider or any other Creditor of the Series Trust.


3.3   Tax and insurance payments shall be             N/A - to loans in Australia
      made on or before the penalty or
      insurance  policy  expiration dates, as
      indicated on tax bills and insurance
      premium notices, respectively, provided
      that such support has been received by
      the servicing entity at least thirty (30)
      calendar days prior to these dates

3.4   Any late payment penalties paid in              N/A - to loans in Australia
      conjunction with the payment of any tax
      bill or insurance premium notice shall
      be paid from the servicing entity's funds
      and not charged to the mortgagor,
      unless the late payment was due to the
      mortgagor's error or omission

3.5   Amounts remitted to investors per the          MTD 23 (In summary)
      servicer's investor reports shall agree        Clause 23 includes provisions covering monies payable by Trustees to
      with canceled checks or other form of          investors of the Series Trust and the methods by which such monies
      payment, or custodial bank statements          can be paid.

                                                     Clause 8.1

                                                     Prior to each Distribution Date, based on information provided by the
                                                     Servicer, the Manager must make all necessary determinations to enable the Trustee to make the payments or allocations to be made by the
                                                     Trustee on that Distribution Date pursuant to this Deed (including, for the first Distribution Date, the aggregate of the Accrued Interest
                                                     Adjustment) and must give to the Trustee a written direction by 11 am
                                                     (Sydney time) on the Business Day prior to each Distribution Date in relation to the payments and allocations to be made on that Distribution
                                                     Date in accordance with this Deed.

3.6   Unissued checks shall be safeguarded           MTD Clause 23.3
      so as to prevent unauthorized access           The Trustee must prepare or cause to be prepared all cheques and notices which are to be issued in relation to a Series Trust and stamp the same as required by law at the expense of the relevant Series
                                                     Trust, and the Trustee must sign (by autographical, mechanical or other means) such cheques for despatch by the day on which they ought to be despatched.

                                                                                                                                   4

                                                                      Appendix 2
[Logo Ernst & Young]


----  ----------------------------------------   ----------------------------------------------------------------------------
4     Investor Accounting and Reporting
----  ----------------------------------------   ----------------------------------------------------------------------------

4.1   The servicing  entity's investor reports   MTD 15.2(j)
      shall agree with, or reconcile to,         The manager covenants with the Trustee in respect of each Series
      investors' records on a monthly basis      Trust that it will until the Series Trust is terminated in accordance with
      as to the total unpaid principal balance   this Deed or until it has retired or been removed as Manager in
      and number of loans serviced by the        accordance with this Deed:
      servicing entity

                                                 o       (Audited Accounts): give the Trustee the audited Accounts
                                                    of the Manager for each financial year of the manager within 120 days of the end of that year;


                                                 MTD 22.1

                                                 The Trustee must keep accounting records which correctly record and explain all amounts paid and received by the Trustee with respect to each
                                                 Series Trust. The Manager must keep accounting records which correctly record and explain all other transactions and the financial position of each Series Trust. The Manager and the Trustee from time to time upon request must provide each other with any information necessary to enable the Manager and the Trustee to perform their respective functions under this clause 22. Based on these records, the Manager must keep at its principal place of business (or another place approved by the Trustee)
                                                 proper books of account in relation to each Series Trust that enable the
                                                 Accounts in relation to the Series Trust to be prepared and audited in accordance with this Deed. The books of account in relation to a Series
                                                 Trust must be open to inspection by the Manager, the Trustee, the
                                                 Nominated Servicer for the Series Trust and the Auditor in relation to a
                                                 Series Trust. Separate books of account must be maintained for each
                                                 Series Trust.


                                                 MTD 22.2
                                                 The Accounts for each Series Trust must be maintained in accordance with the Approved Accounting Standards. Subject to compliance with the
                                                 Approved Accounting Standards, the Accounts for each Series Trust may be varied, augmented or limited as it is determined by the Manager, considered necessary by the Trustee or requested by the Auditor.

                                                 MTD 22.3

                                                 The Manager must ensure that the Accounts of a Series Trust are audited as at the end of each Financial Year of the Series Trust and reported on by the Auditor of the Series Trust in accordance with the Corporations
                                                 Law within 120 days of the end of the Financial Year.

                                                 Clause 8.1

                                                 Prior to each Distribution Date, based on information provided by the
                                                 Servicer, the Manager must make all necessary determinations to enable the Trustee to make the payments or allocations to be made by the Trustee on that Distribution Date pursuant to this Deed (including, for the first
                                                 Distribution Date, the aggregate of the Accrued Interest Adjustment) and must give to the Trustee a written direction by 11 am (Sydney time) on the Business Day prior to each Distribution Date in relation to the payments and allocations to be made on that Distribution Date in accordance with this Deed.

                                                                                                                                   5

                                                                      Appendix 2
[Logo Ernst & Young]


----  ----------------------------------------   ----------------------------------------------------------------------------
5     Mortgage Loan Accounting
----  ----------------------------------------   ----------------------------------------------------------------------------

5.1   The servicing entity's mortgage loan       MTD 22.1
      records shall agree with, or reconcile     The Trustee must keep accounting records which correctly record and
      to, the records of mortgagors with         explain all amounts paid and received by the Trustee with respect to
      respect to the unpaid principal balance    each Series Trust. The Manager must keep accounting records which
      on a monthly basis                         correctly record and explain
                                                 all other transactions and the financial position of each Series Trust.
                                                 The Manager and the Trustee from time to time upon request must provide each other with any information necessary to enable the Manager and the
                                                 Trustee to perform their respective functions under this clause 22. Based on these records, the Manager must keep at its principal place of business (or another place approved by the Trustee) proper books of account in relation to each Series Trust that enable the Accounts in relation to the Series Trust to be prepared and audited in accordance with this Deed. The books of account in relation to a Series Trust must be open to inspection by the Manager, the Trustee, the Nominated Servicer
                                                 for the Series Trust and the Auditor in relation to a Series Trust.
                                                 Separate books of account must be maintained for each Series Trust.


                                                 MTD 22.2

                                                 The Accounts for each Series Trust must be maintained in accordance with the Approved Accounting Standards. Subject to compliance with the Approved Accounting Standards, the Accounts for each Series Trust may be varied, augmented or limited as it is determined by the
                                                 Manager, considered necessary by the Trustee or requested by the
                                                 Auditor.


                                                 Clause 16.3 (b)

                                                 The Servicer must ensure that the servicing of the Mortgage Loan
                                                 Rights which from time to time form part of the Assets of the Series
                                                 Trust (including the exercise of the express powers set out in this clause 16) is:

                                                 o    (In accordance with Servicing Standards): to the extent that this clause 16 does not provide otherwise, in accordance with the Servicing Standards.

5.2   Adjustments on ARM loans shall be          Clause 13.1 (a)
      computed  based  on  the  related          As at the Cut-Off Date, CBA represents and warrants, for itself and for
      mortgage note and any ARM rider            Homepath, to the Trustee in respect of each Mortgage Loan that:

                                                   o  (Mortgage complied with laws): at the time that the relevant
                                                      Seller entered into the Mortgage relating to the Mortgage Loan, the Mortgage complied in all material respects with applicable laws (including applicable Consumer Credit Code laws)

5.3   Escrow accounts shall be analyzed,         N/A
      in accordance with the mortgagor's
      loan  documents,  on at least an
      annual basis

5.4   Interest on escrow accounts shall be       N/A
      paid, or credited, to mortgagors in
      accordance with the applicable state
      laws



6     Deliquencies

6.1   Records documenting collection efforts     Clause 16.3 (b)
      shall be maintained during the period a    The Servicer must ensure that the servicing of the Mortgage Loan
      loan is in default and shall be updated    Rights which from time to time form part of the Assets of the Series
      at least monthly.  Such records shall      Trust (including the exercise of the express powers set out in this
      describe the entity's activities in        clause 16) is:
      monitoring delinquent loans  including,    (In accordance with Servicing Standards): to the extent that this
      for example, phone calls, letters and      clause 16 does not provide otherwise, in accordance with the
      mortgage payment rescheduling plans        Servicing Standards.
      in cases where the delinquency is
      deemed temporary (e.g., illness or
      unemployment).

6.2    N/A                                       Clause 16.6 (c)

                                                 The Servicer undertakes for the benefit of the Trustee, that it will either directly (including by the exercise of its delegated powers under this
                                                 Deed and the Master Trust Deed from the Trustee and the Sellers) or indirectly:

                                                 o  (Comply with Mortgage Insurance Policies): notwithstanding any other provision in this Deed, comply with its material obligations under any Mortgage Insurance Policy in respect of Mortgage
                                                    Loans then forming part of the Assets of the Series Trust

                                                                                                                                   6

                                                                      Appendix 2
[Logo Ernst & Young]


----  --------------------------------------------   ----------------------------------------------------------------------------
7     Insurance Policies
----  --------------------------------------------   ----------------------------------------------------------------------------

7.1   A fidelity bond and errors and                 N/A - no specific insurance requirement imposed as a result of
      omissions policy shall be in effect on         securitisation. Not a standard in Australia.
      the servicing entity throughout the
      reporting period in the amount of
      coverage represented to investors in
      management's assertion

7.2   N/A                                            Clause 16.6 (c)
                                                     The Servicer undertakes for the benefit of the Trustee, that it will either directly (including by the exercise of its delegated powers under this
                                                     Deed and the Master Trust Deed from the Trustee and the Sellers) or indirectly:

                                                     o   (Comply with Mortgage Insurance Policies): notwithstanding any other provision in this Deed, comply with its material obligations under any Mortgage Insurance Policy in respect of Mortgage
                                                         Loans then forming part of the Assets of the Series Trust


8     Other

8.1    N/A                                           Clause 16.8
                                                     Release or Substitution of Security

                                                     a)  (Substitution and release): The Servicer may, in relation to a
                                                         Mortgage Loan which is then an Asset of the Series Trust,
                                                         release or substitute any corresponding Mortgage or First Layer of Collateral Security provided that this is in accordance with the corresponding Mortgage Insurance Policy and the Servicing
                                                         Guidelines.

                                                      b) (Indemnity): The Servicer indemnifies the Trustee (whether on its own account or for the account of the Securityholders of the
                                                         Series Trust) against any costs (including legal costs charged at the usual commercial rates of the relevant legal services
                                                         provider), damages or loss it suffers as a result of any release or substitution of any Mortgage or First Layer of Collateral Securities
                                                         which then are Assets of the Series Trust not being in
                                                         accordance with clause 16.8(a). The amount of the costs,
                                                         damages and loss is to be determined by agreement between the
                                                         Trustee and the Servicer or, failing agreement, by the Servicer's external auditors. The amount cannot exceed the principal
                                                         amount outstanding in respect of the Mortgage Loan (as
                                                         recorded on the Mortgage Loan System) and any accrued but
                                                         unpaid interest and any outstanding fees in respect of the
                                                         Mortgage Loan (calculated at the time of Agreement between the
                                                         Trustee and the Servicer or by the Servicer's external auditors, as the case may be).


                                                                                                                                   7